UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): December 10, 2008 (November 18, 2008)

STI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-142911	35-2065470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,
(Address of principal executive offices)

(949) 260-0150
(Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 18, 2008, Thomas Friedberg resigned as a member of our Board of Directors.  Mr. Friedberg’s resignation was not because of a disagreement with STI Group, Inc. on any matter relating to our operations, policies, or practices.

On November 18, 2008, we appointed Keith Moore as a member of our Board of Directors.

Mr. Moore, age 47, is a managing member of Strands Management Company, LLC (“Strands”), a management services consulting firm, and Monarch Bay Associates, LLC (“MBA”), a FINRA-register broker dealer.  From 1996 through December 2007, Mr. Moore served in Chief Executive Officer and other executive capacities for DataLogic International, Inc., Service Advantage International, Inc., POPcast Communications Corp., Cinemaware, Inc. and iTechexpress, Inc., overseeing their respective strategic growth and capital raises.  From 1991 through 1996, Mr. Moore served as President, Chief Operating Officer, Chief Financial Officer, Director and Consultant of Activision, Inc. (NASDAQ:  ATVI), recognized as the international market leader in videogames and multimedia software.  Mr. Moore currently serves on the Board of Directors of Monarch Staffing, Inc. and Remote Dynamics, Inc.   Mr. Moore earned a B.S. in Accounting and a Masters in Finance from Eastern Michigan University

We have a revolving note receivable from Strands.  Mr. Moore is a 50% owner of Strands.  The note receivable is intended to provide working capital to Strands, as needed, in amounts up to $500,000.  The note bears interest at the greater of 8% or $150 per annum and matures on December 31, 2008.  No amounts are outstanding under this agreement.

We are also party to a Support Services Agreement with Strands, under which Strands provides us with financial management services, facilities and administrative services, business development services, creditor resolution services and other services as agreed by the parties.  As a retainer for the services provided by Strands under the Support Services Agreement, we have issued to Strands 10,000 shares of our Series A Preferred Stock.  We also pay to Strands monthly cash fees of $23,100 for the services.  In addition, Strands will receive fees equal to (a) 6% of the revenue generated from any business development transaction with a customer or partner introduced to us by Strands and (b) 20% of the savings to us from any creditor debt reduction resolved by Strands on our behalf.  The term of the Support Services Agreement expires on May 1, 2009.

In 2008, we have entered into a quarterly engagement agreement with Strands to perform valuation services on the embedded derivative features within our convertibles notes.  We incurred $10,500 for services performed under this agreement during the nine months ended September 30, 2008.

We are party to a Placement Agency and Advisory Services Agreement with MBA.  Mr. Moore is a 50% owner of MBA.   Under the agreement, MBA acts as our placement agent on an exclusive basis with respect to private placements of our capital stock and as our exclusive advisor with respect to acquisitions, mergers, joint ventures and similar transactions.  As a retainer for the services provided by MBA under the Placement Agency and Advisory Services Agreement, we have issued to MBA 9,200 shares of our Series A Preferred Stock.  We also pay MBA a cash retainer of $5,000 per month in cash.  MBA will receive fees equal to (a) 9% of the gross proceeds raised by us in any private placement (plus warrants to purchase 9% of the number of shares of common stock issued or issuable by us in connection with the private placement) and (b) a success fee equal to 3% of the total consideration paid or received by us or our stockholders in an acquisition, merger, joint venture or similar transaction.  The term of the Placement Agency and Advisory Services Agreement expires on May 1, 2009.

In December 2007, we borrowed $29,000 from Service Advantage International, Inc. (“SAI”) for working capital purposes.  Mr. Moore beneficially owns 49.5% of SAI.  The outstanding balance and accrued interest was repaid in full in February 2008.

As a member of our Board of Directors, Mr. Moore will receive cash compensation of $2,500 per quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	STI Group, Inc. a Delaware corporation

	By:	/s/ David Walters
Name: David Walters
Title: Chairman and Chief Executive Officer